EXHIBIT 99.1

                    America Service Group Announces
                        Third Quarter Results

         Updates Previous Guidance for Full-Year 2007 Results


    BRENTWOOD, Tenn.--(BUSINESS WIRE)--October 30, 2007--America
Service Group Inc. (NASDAQ:ASGR):

    Highlights:

    -- Net income of $841,000 in the quarter, or $0.09 per diluted common share, as compared with $83,000, or $0.01 per diluted common share, in the prior year quarter;

    -- Gross margin from continuing operations of 6.9% in the quarter as compared with 6.8% in the prior year quarter; and

    -- Adjusted EBITDA of $3.5 million in the quarter as compared with $2.7 million in the prior year quarter.

    America Service Group Inc. (NASDAQ:ASGR) announced today results for the third quarter ended September 30, 2007, and updated its previous guidance for full-year 2007 results.

    Commenting on today's announcement, Michael Catalano, chairman, president and chief executive officer of America Service Group, said, "We are intensely focused on retaining productive contracts and winning new ones. Our newly developed clinical information systems as well as our labor management system will help improve both our operating efficiency and the provision of consistent, quality care to the patients and clients we serve. As we work to build on our current base of outstanding clients, the Company also should be well served by its strong balance sheet and the dedicated personnel in place throughout the organization."

    FAS 144 Impact on Income Statement Presentation Format

    As noted in its 2006 annual report on Form 10-K, the Company is applying the discontinued operations provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144 ("FAS 144") to all service contracts that expire subsequent to January 1, 2002. FAS 144 requires the Company to follow the income statement presentation format described in FAS 144. The results of operations of contracts that expire, less applicable income taxes, are classified on the Company's consolidated statements of operations separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations, net of taxes. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The application of the FAS 144 accounting presentation to expired contracts has no impact on net income, earnings per share, total cash flows or stockholders' equity.

    As a result of the application of FAS 144, "healthcare revenues" and "healthcare expenses" on the Company's consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss "Total Revenues," "Total Healthcare Expenses," and "Total Gross Margin," which will include all of the Company's revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts less share-based compensation expense). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes share-based compensation expense. Reconciliations of healthcare revenues to Total Revenues, healthcare expenses to Total Healthcare Expenses and gross margin to Total Gross Margin are found in the attached schedules.

    Results for Third Quarter and Nine Months Ended September 30, 2007

    Healthcare revenues from continuing contracts for the third quarter of 2007 were $139.1 million, an increase of 6.8% over the prior year quarter. Healthcare revenues from continuing contracts for the nine months ended September 30, 2007, were $415.8 million, an increase of 5.0% over the prior year period. Total Revenues, which includes revenues from continuing and discontinued contracts, for the third quarter of 2007 were $140.7 million, a decrease of 13.0% from the prior year quarter. Total Revenues for the nine months ended September 30, 2007, were $428.6 million, a decrease of 12.4% from the prior year period. The decrease in Total Revenues from both prior year periods was primarily due to the Company's termination of its Florida Department of Corrections Region IV contract during the fourth quarter of 2006 as a result of the financial underperformance of this full-risk contract. Additionally, the Company has either allowed to expire or has been unsuccessful in the competitive rebid of several contracts through the first nine months of 2007. Annual revenues of those contracts are approximately $36.3 million. Further, the Company anticipates additional contracts will expire in the fourth quarter of 2007 or the first quarter of 2008, the most significant of which is the Company's Alabama Department of Corrections contract. Annual revenues of these additional contracts which are expected to expire subsequent to the end of the third quarter of 2007 are approximately $80.2 million.

    Healthcare expenses from continuing contracts for the third quarter of 2007 were $129.4 million, or 93.1% of healthcare revenues, as compared with $121.3 million, or 93.2% of healthcare revenues, in the prior year quarter. Although slightly lower as a percentage of healthcare revenues than the prior year quarter, healthcare expenses were negatively impacted during the third quarter of 2007 by $4.1 million of adverse reserve development related to professional liability claims. Seven claims from 2003 - 2005 accounted for $2.7 million of this adverse reserve development. Healthcare expenses from continuing contracts for the nine months ended September 30, 2007, were $384.3 million, or 92.4% of healthcare revenues, as compared with $368.9 million, or 93.2% of healthcare revenues, in the prior year period. Included in healthcare expenses from continuing contracts is share-based compensation expense of $35,000 and $107,000 for the third quarters of 2007 and 2006, respectively, and $229,000 and $324,000 for the nine months ended September 30, 2007 and 2006, respectively. Total Healthcare Expenses, which includes expenses from continuing and discontinued contracts and excludes share-based compensation expense, for the third quarter of 2007 were $131.4 million, or 93.4% of Total Revenues, as compared with $153.8 million, or 95.1% of Total Revenues, in the prior year quarter. Total Healthcare Expenses for the nine months ended September 30, 2007, were $397.6 million, or 92.8% of Total Revenues, as compared with $462.2 million, or 94.5% of Total Revenues, in the prior year period.

    Gross margin from continuing contracts for the third quarter of 2007 was $9.7 million, or 6.9% of healthcare revenues, as compared with $8.9 million, or 6.8% of healthcare revenues, in the prior year quarter. Gross margin from continuing contracts for the nine months ended September 30, 2007, was $31.5 million, or 7.6% of healthcare revenues, as compared with $27.1 million, or 6.8% of healthcare revenues, in the prior year period. Reducing gross margin is share-based compensation expense of $35,000 and $107,000 for the third quarters of 2007 and 2006, respectively, and $229,000 and $324,000 for the nine months ended September 30, 2007 and 2006, respectively. Total Gross Margin, which includes continuing and discontinued contracts and excludes share-based compensation expense, for the third quarter of 2007 was $9.3 million, or 6.6% of Total Revenues, as compared with $7.9 million, or 4.9% of Total Revenues, in the prior year quarter. Total Gross Margin for the nine months ended September 30, 2007, was $31.0 million, or 7.2% of Total Revenues, as compared with $26.9 million, or 5.5% of Total Revenues, in the prior year period.

    Selling, general and administrative expenses for the third quarter of 2007 were $6.2 million, or 4.4% of healthcare revenues, as compared with $6.1 million, or 4.6% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses for the nine months ended September 30, 2007, were $20.3 million, or 4.9% of healthcare revenues, as compared with $18.6 million, or 4.7% of healthcare revenues, in the prior year period. Included in selling, general and administrative expenses is share-based compensation expense of $460,000 and $941,000 for the third quarters of 2007 and 2006, respectively, and $2.4 million and $2.8 million for the nine months ended September 30, 2007 and 2006, respectively. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the third quarter of 2007 were 4.1%, as compared with 3.2% in the prior year quarter. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the nine months ended September 30, 2007, were 4.2%, as compared with 3.2% in the prior year period.

    During the third quarter of 2007, the Company incurred $333,000 of corporate restructuring expenses related to the elimination of certain administrative and operational positions as part of a Company-wide cost reduction process. The Company anticipates that further corporate restructuring expenses will be incurred in the fourth quarter of 2007 as it completes this process. Although the Company expects that the benefits of the cost reduction process will begin to be partially realized in the final quarter of 2007, it believes the full benefit will not be realized until January 1, 2008.

    Expenses related to the prior year Audit Committee investigation into certain matters at Secure Pharmacy Plus, LLC (SPP), the findings of which were reported on March 15, 2006, for the quarter and nine months ended September 30, 2007, were $7,000 and $47,000, respectively, as compared with $370,000 and $5.0 million, respectively, in the prior year quarter and nine month period.

    Adjusted EBITDA for the third quarter of 2007 was $3.5 million, as compared with $2.7 million in the prior year quarter. Adjusted EBITDA for the nine months ended September 30, 2007, was $13.0 million, as compared with $11.1 million in the prior year period. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, corporate restructuring expenses, Audit Committee investigation expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

    Depreciation and amortization expense for the third quarter of 2007 was $919,000 as compared with $1.0 million in the prior year quarter. Depreciation and amortization expense for the nine months ended September 30, 2007, was $2.9 million as compared with $3.1 million in the prior year period.

    Income from operations for the third quarter of 2007 was $2.2 million, as compared with $1.4 million in the prior year quarter. Income from operations for the nine months ended September 30, 2007, was $7.9 million, as compared with $477,000 in the prior year period. Negatively impacting results is the $333,000 of corporate restructuring expenses in the third quarter of 2007, as well as Audit Committee investigation and related expenses of $7,000 and $370,000 for the third quarters of 2007 and 2006, respectively, and $47,000 and $5.0 million for the nine months ended September 30, 2007 and 2006, respectively.

    Net interest expense for the third quarter of 2007 was $409,000, as compared with $531,000 in the prior year quarter. Net interest expense for the nine months ended September 30, 2007, was $1.1 million, as compared with $1.5 million in the prior year period.

    Income from continuing operations before income taxes for the third quarter of 2007 was $1.8 million, as compared with $876,000 in the prior year quarter. Income from continuing operations before income taxes for the nine months ended September 30, 2007, was $6.7 million, as compared with a loss from continuing operations before income taxes of $1.1 million in the prior year period. Negatively impacting results is the $333,000 of corporate restructuring expenses in the third quarter of 2007, as well as Audit Committee investigation and related expenses of $7,000 and $370,000 for the third quarters of 2007 and 2006, respectively, and $47,000 and $5.0 million for the nine months ended September 30, 2007 and 2006, respectively.

    The income tax provision for the third quarter of 2007 was $683,000, as compared with $86,000 in the prior year quarter. The income tax provision for the nine months ended September 30, 2007, was $2.8 million, as compared with an income tax benefit of $876,000 in the prior year period.

    Income from continuing operations for the third quarter of 2007 was $1.1 million, as compared with $790,000 in the prior year quarter. Income from continuing operations for the nine months ended September 30, 2007, was $3.9 million, as compared with a loss from continuing operations of $193,000 in the prior year period. Negatively impacting results is the pre-tax $333,000 of corporate restructuring expenses in the third quarter of 2007, as well as Audit Committee investigation and related expenses of pre-tax $7,000 and pre-tax $370,000 for the third quarters of 2007 and 2006, respectively, and pre-tax $47,000 and pre-tax $5.0 million for the nine months ended September 30, 2007 and 2006, respectively.

    The loss from discontinued operations, net of taxes, for the third quarter of 2007 was $232,000, as compared with $707,000 in the prior year quarter. The loss from discontinued operations, net of taxes, for the nine months ended September 30, 2007, was $428,000, as compared with $358,000 in the prior year period.

    Net income for the third quarter of 2007 was $841,000, or $.09 per basic and diluted common share, as compared with $83,000, or $.01 per basic and diluted common share, in the prior year quarter. Net income for the nine months ended September 30, 2007, was $3.5 million, or $.37 and $.36, per basic and diluted common share, respectively, as compared with a net loss of $551,000, or $.05 per basic and diluted common share, in the prior year period. Negatively impacting results is the pre-tax $333,000 of corporate restructuring expenses in the third quarter of 2007, as well as Audit Committee investigation and related expenses of pre-tax $7,000 and pre-tax $370,000 for the third quarters of 2007 and 2006, respectively, and pre-tax $47,000 and pre-tax $5.0 million for the nine months ended September 30, 2007 and 2006, respectively.

    Cash and cash equivalents were $2.8 million at September 30, 2007, as compared with $10.0 million at June 30, 2007, and $13.7 million at December 31, 2006. Total debt outstanding was $10.0 million at September 30, 2007, June 30, 2007, and December 31, 2006. Days sales outstanding in accounts receivable were 49 days at September 30, 2007, as compared with 44 days at June 30, 2007, and 46 days at December 31, 2006.

    2007 Guidance Update

    The Company is updating its previous guidance for full-year 2007 results primarily as a result of:

    -- actual third quarter results coming in below the Company's previous expectations;

    -- the expiration of the Company's Alabama Department of Corrections contract effective November 1, 2007;

    -- the expiration in the third quarter and expected expiration in the fourth quarter of certain other contracts; and

    -- a reduction in estimated selling, general and administrative expenses in the fourth quarter of 2007 from previously anticipated levels as a result of the Company's cost reduction efforts which commenced during the third quarter of 2007.

    Consistent with past practice, the Company's guidance for full-year 2007 results does not consider the impact of any potential contracts with new customers. Contracts currently in operation are included in the guidance for full-year 2007 results through the end of the year, unless the Company has previously been notified otherwise by the client.

    The Company's updated guidance for estimated full-year 2007 results (adjusted for the items discussed in detail in the footnotes) and a comparison with its previous guidance is summarized below:



                                 Previous Guidance   Updated Guidance
                                   For Full-Year      For Full-Year
                                    2007 Results       2007 Results
                                 ------------------ ------------------
Total Revenues (1)               $565 - 575 million $550 - 560 million
Adjusted Total Gross Margin (2)    $44.3 million      $40.7 million
Adjusted selling, general and
 administrative expenses (3)       $24.5 million      $23.7 million
Depreciation, amortization and
 interest expense (1)               $5.2 million       $5.3 million
Adjusted pre-tax income (4)        $14.6 million      $11.7 million
Estimated effective tax rate on
 adjusted pre-tax income                42%                42%
Adjusted net income (4)             $8.5 million       $6.8 million
Weighted average common shares
 outstanding - diluted              9.6 million        9.6 million
Adjusted net income per common
 share - diluted (4)                   $0.88              $0.71

(1) From continuing and discontinued contracts.
(2) From continuing and discontinued contracts and excluding estimated share-based compensation expense allocated to healthcare expenses of $0.3 million.
(3) Excluding estimated share-based compensation expense allocated to selling, general and administrative expenses of $2.9 million.
(4) From continuing and discontinued contracts and excluding estimated pre-tax share-based compensation expense of $3.2 million, estimated corporate restructuring expenses of pre-tax $0.5 million, and estimated pre-tax Audit Committee investigation and related expenses of $0.1 million.


    Conference Call

    A listen-only simulcast and replay of America Service Group's third quarter 2007 results conference call will be available online at www.asgr.com or www.earnings.com on October 31, 2007, beginning at 11:00 a.m. Eastern time. In addition, a copy of the press release containing the related financial information can be found on the Company's website.

    America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare programs to government agencies for the medical care of inmates. More information about America Service Group can be found on the Company's website at www.asgr.com.

    This release contains certain financial information not derived in accordance with United States generally accepted accounting principles ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliation to the most comparable GAAP measure is included below.

    The most directly comparable GAAP measures for the guidance provided by the Company are: healthcare revenues; gross margin; income from continuing operations before income taxes; depreciation and amortization; and interest, each of which will only include results from continuing contracts. Because it is not possible to reliably forecast discontinued operations, reconciliation of the Company's guidance to the most directly comparable GAAP measure cannot be estimated on a forward-looking basis.

    Cautionary Statement

    This press release contains "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company's or management's beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

    -- the Company's ability to retain existing client contracts and obtain new contracts at acceptable pricing levels;

    -- whether or not government agencies continue to privatize correctional healthcare services;

    -- the possible effect of adverse publicity on the Company's business;

    -- increased competition for new contracts and renewals of existing contracts;

    -- the Company's ability to locate and/or execute on acquisition opportunities;

    -- risks arising from the possibility that the Company may be unable to collect accounts receivable or that accounts receivable collection may be delayed;

    -- the Company's ability to limit its exposure for catastrophic illnesses, injuries and medical malpractice claims in excess of amounts covered under contracts or insurance coverage;

    -- the Company's ability to maintain and continually develop information technology and clinical systems;

    -- the outcome or adverse development of pending litigation, including professional liability litigation;

    -- risks arising from the possibility that the acquirer of certain assets of SPP cannot provide pharmaceuticals or related services at either a cost or service level sufficient to allow the Company to meet its contractual obligations with its customers without negatively impacting financial performance;

    -- the Company's dependence on key management and clinical personnel;

    -- risks arising from potential weaknesses or deficiencies in the Company's internal control over financial reporting;

    -- risks associated with the possibility that the Company may be unable to satisfy covenants under its credit facility;

    -- the risk that government entities (including the Company's government customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters investigated by the Audit Committee in prior years or the previous restatement of the Company's financial results; and

    -- the risks arising from shareholder litigation as a result of the matters investigated by the Audit Committee in prior years or the previous restatement of the Company's financial results.

    A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.




                      AMERICA SERVICE GROUP INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)

                                         Three Months Ended
                               --------------------------------------
                               Sept. 30,   % of    Sept. 30,   % of
                                 2007     Revenue    2006     Revenue
                               ---------  -------  ---------  -------
Healthcare revenues            $ 139,082    100.0   $130,247    100.0
Healthcare expenses              129,428     93.1    121,337     93.2
                               ---------  -------  ---------  -------
   Gross margin                    9,654      6.9      8,910      6.8
Selling, general and
 administrative expenses           6,230      4.4      6,085      4.6
Corporate restructuring
 expenses                            333      0.2          -        -
Audit Committee investigation
 and related expenses                  7        -        370      0.3
Depreciation and amortization        919      0.7      1,048      0.8
                               ---------  -------  ---------  -------
   Income from operations          2,165      1.6      1,407      1.1
Interest, net                        409      0.3        531      0.4
                               ---------  -------  ---------  -------
   Income from continuing
    operations before income
    tax provision                  1,756      1.3        876      0.7
Income tax provision                 683      0.5         86      0.1
                               ---------  -------  ---------  -------
   Income from continuing
    operations                     1,073      0.8        790      0.6
Loss from discontinued
 operations, net of taxes           (232)    (0.2)      (707)    (0.5)
                               ---------  -------  ---------  -------
        Net income             $     841      0.6   $     83      0.1
                               =========  =======  =========  =======

Income (loss) per common share
 - basic:
   Income from continuing
    operations                 $    0.12            $   0.08
   Loss from discontinued
    operations, net of taxes       (0.03)              (0.07)
                               ---------           ---------
        Net income             $    0.09            $   0.01
                               =========           =========

Income (loss) per common share
 - diluted:
   Income from continuing
    operations                 $    0.11            $   0.08
   Loss from discontinued
    operations, net of taxes       (0.02)              (0.07)
                               ---------           ---------
        Net income             $    0.09            $   0.01
                               =========           =========

Weighted average common shares
 outstanding:
   Basic                           9,278              10,410
                               =========           =========
   Diluted                         9,339              10,472
                               =========           =========





                      AMERICA SERVICE GROUP INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)

                                          Nine Months Ended
                               ---------------------------------------
                               Sept. 30,   % of    Sept. 30,   % of
                                 2007     Revenue    2006     Revenue
                               ---------  -------  ---------  -------
Healthcare revenues            $ 415,760    100.0  $ 396,031    100.0
Healthcare expenses              384,274     92.4    368,924     93.2
                               ---------  -------  ---------  -------
   Gross margin                   31,486      7.6     27,107      6.8
Selling, general and
 administrative expenses          20,328      4.9     18,608      4.7
Corporate restructuring
 expenses                            333      0.1          -        -
Audit Committee investigation
 and related expenses                 47        -      4,967      1.2
Depreciation and amortization      2,915      0.7      3,055      0.8
                               ---------  -------  ---------  -------
   Income from operations          7,863      1.9        477      0.1
Interest, net                      1,129      0.3      1,546      0.4
                               ---------  -------  ---------  -------
   Income (loss) from
    continuing operations
    before income tax
    provision (benefit)            6,734      1.6     (1,069)    (0.3)
Income tax provision (benefit)     2,806      0.7       (876)    (0.3)
                               ---------  -------  ---------  -------
   Income (loss) from
    continuing operations          3,928      0.9       (193)       -
Loss from discontinued
 operations, net of taxes           (428)    (0.1)      (358)    (0.1)
                               ---------  -------  ---------  -------
         Net income (loss)     $   3,500      0.8  $    (551)    (0.1)
                               =========  =======  =========  =======

Income (loss) per common share
 - basic:
   Income (loss) from
    continuing operations      $    0.41           $   (0.02)
   Loss from discontinued
    operations, net of taxes       (0.04)              (0.03)
                               ---------           ---------
         Net income (loss)     $    0.37           $   (0.05)
                               =========           =========

Income (loss) per common share
 - diluted:
   Income (loss) from
    continuing operations      $    0.41           $   (0.02)
   Loss from discontinued
    operations, net of taxes       (0.05)              (0.03)
                               ---------           ---------
         Net income (loss)     $    0.36           $   (0.05)
                               =========           =========

Weighted average common shares
 outstanding:
   Basic                           9,528              10,652
                               =========           =========
   Diluted                         9,621              10,652
                               =========           =========





                      AMERICA SERVICE GROUP INC.
                     CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                   Sept. 30, Dec. 31,
                                                     2007      2006
                                                   --------- --------
                                ASSETS

Current assets:
   Cash and cash equivalents                       $   2,751 $ 13,736
   Accounts receivable: healthcare and other, less
    allowances                                        73,437   80,945
   Inventories                                         3,629    7,070
   Prepaid expenses and other current assets          12,127   12,851
   Current deferred tax assets                         8,441    8,864
                                                   --------- --------
Total current assets                                 100,385  123,466
Property and equipment, net                            5,118    6,800
Goodwill, net                                         40,772   40,772
Contracts, net                                         4,318    5,538
Other intangibles, net                    442      615
Other assets                                          10,090    7,540
                                                   --------- --------
        Total assets                               $ 161,125 $184,731
                                                   ========= ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                $  19,350 $ 26,809
   Accrued medical claims liability                   27,815   31,005
   Accrued expenses                                   38,729   37,541
   Deferred revenue                                   10,120   11,740
   Revolving credit facility classified as current    10,000   10,000
                                                   --------- --------
Total current liabilities                            106,014  117,095
Noncurrent portion of accrued expenses                12,861   20,634
Noncurrent deferred tax liabilities                    2,493      548
                                                   --------- --------
Total liabilities                                    121,368  138,277
                                                   --------- --------
Stockholders' equity:
   Common stock                                           93      100
   Additional paid-in capital                         36,907   47,597
   Retained earnings (accumulated deficit)             2,757   (1,243)
                                                   --------- --------
Total stockholders' equity                            39,757   46,454
                                                   --------- --------
        Total liabilities and stockholders' equity $ 161,125 $184,731
                                                   ========= ========





                      AMERICA SERVICE GROUP INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                    Nine Months Ended
                                                       Sept. 30,
                                                  --------------------
                                                     2007      2006
                                                   --------  --------
Cash Flows from Operating Activities
Net income (loss)                                  $  3,500  $   (551)
Adjustments to reconcile net income (loss) to net
 cash provided by operating activities:
   Depreciation and amortization                      2,932     3,116
   Loss on retirement of fixed assets                    46         3
   Finance cost amortization                             87        82
   Deferred income taxes                              2,368      (976)
   Share-based compensation expense                   2,581     3,117
   Excess tax benefits from share-based
    compensation expense                                  -      (429)
   Changes in operating assets and liabilities,
    net of effect of sale of SPP assets:
         Accounts receivable, net                     7,453    10,637
         Inventories                                  1,550    (1,392)
         Prepaid expenses and other current assets      688       (64)
         Other assets                                (2,637)    5,538
         Accounts payable                            (7,459)   (8,498)
         Accrued medical claims liability            (3,190)   (2,827)
         Accrued expenses                            (5,938)    7,446
         Deferred revenue                            (1,620)    6,290
                                                   --------  --------
             Net cash provided by operating
              activities                                361    21,492
                                                   --------  --------

Cash Flows from Investing Activities
Capital expenditures                                 (1,880)   (2,386)
Proceeds from sale of SPP assets                      3,811         -
                                                   --------  --------
         Net cash provided by (used in) investing
          activities                                  1,931    (2,386)
                                                   --------  --------

Cash Flows from Financing Activities
Net borrowings on line of credit                          -       681
Share repurchases                                   (13,655)  (11,582)
Reduction in restricted cash used to collateralize
 letters of credit                                        -     4,200
Excess tax benefits from share-based compensation
 expense                                                  -       429
Issuance of common stock                                378       398
Exercise of stock options                                 -     1,055
                                                   --------  --------
         Net cash used in financing activities      (13,277)   (4,819)
                                                   --------  --------

Net increase (decrease) in cash and cash
 equivalents                                        (10,985)   14,287
Cash and cash equivalents at beginning of period     13,736         -
                                                   --------  --------
Cash and cash equivalents at end of period         $  2,751  $ 14,287
                                                   ========  ========





                      AMERICA SERVICE GROUP INC.
     SCHEDULES OF LOSS FROM DISCONTINUED OPERATIONS, NET OF TAXES
                            (In thousands)

                                         Three Months Ended
                               ---------------------------------------
                               Sept. 30,   % of    Sept. 30,   % of
                                 2007     Revenue    2006     Revenue
                               ---------  -------  ---------  -------
Healthcare revenues            $   1,658    100.0  $  31,463    100.0
Healthcare expenses                2,045    123.3     32,612    103.7
                               ---------  -------  ---------  -------
   Gross margin                     (387)   (23.3)    (1,149)     3.7
Depreciation and amortization          5      0.3         17        -
Interest, net                          -        -          -        -
                               ---------  -------  ---------  -------
   Loss from discontinued
    operations before income
    taxes                           (392)   (23.6)    (1,166)    (3.7)
Income tax benefit                  (160)    (9.6)      (459)    (1.5)
                               ---------  -------  ---------  -------
Loss from discontinued
 operations, net of taxes      $    (232)   (14.0) $    (707)    (2.2)
                               =========  =======  =========  =======


                                          Nine Months Ended
                               ---------------------------------------
                               Sept. 30,   % of    Sept. 30,   % of
                                 2007     Revenue    2006     Revenue
                               ---------  -------  ---------  -------
Healthcare revenues            $  12,862    100.0  $  93,133    100.0
Healthcare expenses               13,569    105.5     93,646    100.6
                               ---------  -------  ---------  -------
   Gross margin                     (707)    (5.5)      (513)    (0.6)
Depreciation and amortization         17      0.1         61        -
Interest, net                          -        -         16        -
                               ---------  -------  ---------  -------
   Loss from discontinued
    operations before income
    taxes                           (724)    (5.6)      (590)    (0.6)
Income tax benefit                  (296)    (2.3)      (232)    (0.2)
                               ---------  -------  ---------  -------
Loss from discontinued
 operations, net of taxes      $    (428)    (3.3) $    (358)    (0.4)
                               =========  =======  =========  =======





                      AMERICA SERVICE GROUP INC.
         DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES
                            (In thousands)

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliations to the most comparable GAAP measures are included below.

                           ADJUSTED EBITDA

The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, corporate restructuring expenses, Audit Committee investigation expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company's results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, credit providers and analysts.
  The Company's management, credit providers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance. Adjusted EBITDA is utilized by management, credit providers and analysts to compare the Company's current operating results with the corresponding periods in the previous year and to compare the Company's operating results with other companies in the healthcare industry.

Adjusted EBITDA is not a measure of financial performance under United
 States generally accepted accounting principles and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.





       RECONCILIATIONS OF NET INCOME (LOSS) TO ADJUSTED EBITDA

                                                    Three Months Ended
                                                        Sept. 30,
                                                    ------------------
                                                      2007     2006
                                                    --------  -------
Net income                                          $    841  $    83
Depreciation, interest and taxes included in loss
 from discontinued operations, net of taxes             (155)    (442)
Income tax provision                                     683       86
Interest, net                                            409      531
Depreciation and amortization                            919    1,048
Corporate restructuring expenses                         333        -
Audit Committee investigation and related expenses         7      370
Share-based compensation expense included in
 healthcare expenses                                      35      107
Share-based compensation expense included in
 selling, general and administrative expenses            460      941
                                                    --------  -------
Adjusted EBITDA                                     $  3,532  $ 2,724
                                                    ========  =======

                                                    Nine Months Ended
                                                         Sept 30,
                                                    ------------------
                                                      2007     2006
                                                    --------  -------
Net income (loss)                                   $  3,500  $  (551)
Depreciation, interest and taxes included in loss
 from discontinued operations, net of taxes             (279)    (155)
Income tax provision (benefit)                         2,806     (876)
Interest, net                                          1,129    1,546
Depreciation and amortization                          2,915    3,055
Corporate restructuring expenses                         333        -
Audit Committee investigation and related expenses        47    4,967
Share-based compensation expense included in
 healthcare expenses                                     229      324
Share-based compensation expense included in
 selling, general and administrative expenses          2,352    2,793
                                                    --------  -------
Adjusted EBITDA                                     $ 13,032  $11,103
                                                    ========  =======





   TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN

The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations, less share-based compensation expense. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses.

The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company's performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of FAS 144, "healthcare revenues," "healthcare expenses," and "gross margin" on the Company's consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts.





       RECONCILIATIONS OF HEALTHCARE REVENUES TO TOTAL REVENUES

                                                    Three Months Ended
                                                        Sept. 30,
                                                    ------------------
                                                      2007      2006
                                                    --------- --------
Healthcare revenues                                 $ 139,082 $130,247
Healthcare revenues included in loss from
 discontinued operations, net of taxes                  1,658   31,463
                                                    --------- --------
Total Revenues                                      $ 140,740 $161,710
                                                    ========= ========

                                                    Nine Months Ended
                                                        Sept. 30,
                                                    ------------------
                                                      2007      2006
                                                    --------- --------
Healthcare revenues                                 $ 415,760 $396,031
Healthcare revenues included in loss from
 discontinued operations, net of taxes                 12,862   93,133
                                                    --------- --------
Total Revenues                                      $ 428,622 $489,164
                                                    ========= ========





 RECONCILIATIONS OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

                                                   Three Months Ended
                                                        Sept. 30,
                                                   -------------------
                                                     2007      2006
                                                   --------  --------
Healthcare expenses                                $129,428  $121,337
Healthcare expenses included in loss from
 discontinued operations, net of taxes                2,045    32,612
Share-based compensation expense included in
 healthcare expenses                                    (35)     (107)
                                                   --------  --------
Total Healthcare Expenses                          $131,438  $153,842
                                                   ========  ========

                                                    Nine Months Ended
                                                        Sept. 30,
                                                   -------------------
                                                     2007      2006
                                                   --------  --------
Healthcare expenses                                $384,274  $368,924
Healthcare expenses included in loss from
 discontinued operations, net of taxes               13,569    93,646
Share-based compensation expense included in
 healthcare expenses                                   (229)     (324)
                                                   --------  --------
Total Healthcare Expenses                          $397,614  $462,246
                                                   ========  ========


        RECONCILIATIONS OF GROSS MARGIN TO TOTAL GROSS MARGIN

                                                   Three Months Ended
                                                        Sept. 30,
                                                   -------------------
                                                     2007      2006
                                                   --------  --------
Gross margin                                       $  9,654  $  8,910
Gross margin included in loss from discontinued
 operations, net of taxes                              (387)   (1,149)
Share-based compensation expense included in gross
 margin                                                  35       107
                                                   --------  --------
Total Gross Margin                                 $  9,302  $  7,868
                                                   ========  ========

                                                    Nine Months Ended
                                                        Sept. 30,
                                                   -------------------
                                                     2007      2006
                                                   --------  --------
Gross margin                                       $ 31,486  $ 27,107
Gross margin included in loss from discontinued
 operations, net of taxes                              (707)     (513)
Share-based compensation expense included in gross
 margin                                                 229       324
                                                   --------  --------
Total Gross Margin                                 $ 31,008  $ 26,918
                                                   ========  ========



    CONTACT: America Service Group Inc.
             Michael Catalano, 615-373-3100
             Chairman, President and Chief Executive Officer or
             Michael W. Taylor, 615-373-3100
             Senior Vice President and Chief Financial Officer